Exhibit 4(c)


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                               AVISTA CORPORATION





                               ------------------



                              OFFICER'S CERTIFICATE




                      (Under Section 301 of the Indenture,
                           dated as of April 1, 1998)



                  Establishing Series of Securities Designated


                           Medium-Term Notes, Series D


                            -------------------------


                                                ________ ___, 1999



===============================================================================

                               AVISTA CORPORATION

                              OFFICER'S CERTIFICATE
                      (Under Section 301 of the Indenture,
                           dated as of April 1, 1998)


     I, Diane C. Thoren, a Assistant Treasurer of AVISTA CORPORATION (the "Company"), in accordance with Section 301 of the Indenture, dated as of April 1, 1998 (the "Indenture", capitalized terms used herein and not defined herein having the meanings specified in the Indenture), of the Company to The Chase Manhattan Bank, trustee (the "Trustee"), do hereby establish a series of Securities having the terms and characteristics set forth in this Officer's Certificate.

                                     PART I

     Set forth below in this Part I are the terms and characteristics of the series of Securities established hereby referred to in clauses (a) through (t) in the second paragraph of Section 301 of the Indenture (the lettered clauses set forth herein corresponding to such clauses in said Section 301).

     (a) the title of the Securities of such series, being Series No. 2 under the Indenture, shall be "Medium-Term Notes, Series D" (the Securities of such series, for purposes of this Officer's Certificate, being sometimes hereinafter called the "Notes");

     (b) the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall not be limited;

     (c) interest on the Notes shall be payable to the Person or Persons in whose names the Notes are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the forms of Note attached hereto and hereby authorized and approved;

     (d) the date or dates on which the principal of the Notes shall be payable shall be determined at the time of sale of the Notes, or any Tranche thereof, by the proper officers of the Company and communicated to the Trustee by Company Order, or by the proper officers of the Company pursuant to the Administrative Procedure (the "Administrative Procedure") attached as Annex II to the Distribution Agreement dated _________ ____, 1999 among the Company, Morgan Stanley & Co. Incorporated, Merrill Lynch & Co. and Salomon Brothers Inc; provided, however, that in no event shall any Note have a term less than nine months or more than 40 years;

     (e) the Notes, or any Tranche thereof, may bear interest at a fixed rate (any such Note being hereinafter called a "Fixed Rate Note") or at a floating rate (any such Note being hereinafter called a "Floating Rate Note"), or they may bear no interest. There shall be determined by the proper officers of the Company and communicated to the Trustee by Company Order, or by the proper officers of the Company pursuant to the Administrative Procedure, at the time of sale of the Notes or any Tranche thereof,

                  (i) in the case of Fixed Rate Notes, the interest rate or rates (including the interest rate, if any, on overdue principal, premium or interest, if any) applicable to such Fixed Rate Notes, or Tranche thereof and

                  (ii) in the case of Floating Rate Notes, the Initial Interest Rate, the Base Rate (which shall be the CD Rate, the CMT Rate, Commercial Paper Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate or any other Base Rate determined at the time of sale of the Notes or Tranche thereof), the Maximum Interest Rate, if any, the Minimum Interest Rate, if any, the Interest Payment Period, the Interest Reset Period, the Interest Reset Dates, the Rate Determination Dates, the Index Maturity, the Spread, if any, the Spread Multiplier, if any (each of such terms being referred to in the form of Floating Rate Note attached hereto), any other terms relating to the determination of the interest rates on Floating Rate Notes and the interest rate, if any, on overdue principal, premium or interest, if any, applicable to such Floating Rate Notes or Tranche thereof;

interest shall accrue on any Note from the Original Interest Accrual Date specified in such Note or the most recent date to which interest has been paid or duly provided for; the Interest Payment Dates on the Notes shall be determined at the time of sale of the Notes of each Tranche by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedure, and the Regular Record Date with respect to each such Interest Payment Date shall be the date 15 calendar days immediately preceding such Interest Payment Date (whether or not a Business Day); and interest on Floating Rate Notes which employ the Treasury Rate as the Base Rate shall be computed on the basis of the actual number of days in the year;

     (f) the corporate trust office of The Chase Manhattan Bank in New York, New York shall be the place at which (i) the principal of, premium, if any, and interest, if any, on the Notes at Maturity shall be payable upon presentment, interest prior to Maturity to be paid as specified in the forms of Note attached hereto, (ii) registration of transfer of the Notes may be effected, (iii) exchanges of Notes may be effected and (iv) notices and demands to or upon the Company in respect of the Notes and the Indenture may be served; and The Chase Manhattan Bank shall be the Security Registrar and a Paying Agent for the Notes; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates supplemental to this Officer's Certificate, any such place or the Security Registrar or such Paying Agent; and provided, further, that the Company reserves the right to designate, by one or more Officer's Certificates supplemental to this Officer's Certificate, its principal corporate office in Spokane, Washington as any such place or itself as the Security Registrar;

     (g) the Notes, or any Tranche thereof, shall be redeemable in whole or in part, at the option of the Company as and to the extent determined at the time of sale of the Notes or any Tranche thereof by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedures;

     (h) the obligation, if any, of the Company to redeem or purchase the Notes or any Tranche thereof pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Notes or Tranche thereof shall be redeemed or purchased, in whole or in part, pursuant to such obligation shall be determined at the time of sale of the Notes or Tranche thereof by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedures;

                  (i) the Notes shall be issued in denominations of $1,000 and any integral multiple thereof;

                  (j)      inapplicable;

                  (k)      inapplicable;

                  (l)      inapplicable;

                  (m)      inapplicable;

                  (n)      inapplicable;

                  (o)      inapplicable;

                  (p)      inapplicable;

                  (q) the Notes are initially to be issued in global form, registered in the name of Cede & Co., as nominee for The Depository Trust Company (the "Depositary"). Such Notes shall not be transferable or exchangeable, nor shall any purported transfer be registered, except as follows:

                  (i) such Notes may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by such nominee to the Depositary, or by the Depositary to another nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor securities depositary or any nominee thereof; and

                  (ii) such Notes may be exchanged for definitive Notes registered in the respective names of the beneficial holders thereof, and thereafter shall be transferable without restriction, if:

                  (A) The Depositary, or any successor securities depositary, shall have notified the Company and the Trustee that it is unwilling or unable to continue to act as securities depositary with respect to such Notes and the Trustee shall not have been notified by the Company within ninety (90) days of the identity of a successor securities depositary with respect to such Notes;

                  (B) the Company shall have delivered to the Trustee a Company Order to the effect that such Notes shall be so exchangeable on and after a date specified therein; or

                  (C) (I) an Event of Default shall have occurred and be continuing, (II) the Trustee shall have given notice of such Event of Default pursuant to Section 802 of the Indenture and
                  (III) there shall have been delivered to the Company and the Trustee an Opinion of Counsel to the effect that the interests of the beneficial owners of such Notes in respect thereof will be materially impaired unless such owners become Holders of definitive Notes;

it being understood that any such registration of transfer or exchange shall be effected in accordance with Section 305 of the Indenture;

                  (r)      inapplicable;

                  (s) no service charge shall be made for the registration of transfer or exchange of the Notes, or any Tranche thereof; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange; and

                  (t) Section 113 of the Indenture shall apply to the Notes, except to the extent that the provisions of the Floating Rate Notes hereinafter authorized and approved which are inconsistent with Section 113, and, to the extent of such inconsistency, the provisions of the Floating Rate Notes shall apply in lieu of the provisions of Section 113.


                                     PART II

                  Set forth below in this Part II are additional terms of the Medium-Term Notes, Series D, as contemplated by clause (u) in the second paragraph of Section 301 of the Indenture.

                  (a) the Notes shall have such further terms as are set forth in the forms of Fixed Rate Note and Floating Rate Note attached hereto as Exhibits A and B, respectively;

                  (b) if the Company shall make any deposit of money and/or Government Obligations with respect to any Notes, or any portion of the principal amount thereof, as contemplated by Section 601 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 601 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

                  (i) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Notes, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Government Obligations (meeting the requirements of Section 601), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Government Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Notes or portions thereof, all in accordance with and subject to the provisions of said Section 601; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or

                  (ii) an Opinion of Counsel to the effect that the Holders of such Notes, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected; and

         (c)(i) So long as any of the Notes shall remain Outstanding, the Company shall not create, issue, incur or assume any Secured Debt other than Permitted Secured Debt without the consent of the Holders of a majority in principal amount of the Outstanding Securities of all series (including the Notes) and Tranches with respect to which this covenant is specified as contemplated by Section 301, considered as one class (all such Securities being hereinafter called the "Benefitted Securities").

         (ii) The provisions of clause (c)(i) above shall not prohibit the creation, issuance, incurrence or assumption of any Secured Debt if either

                  (A) the Company shall make effective provision whereby all Benefitted Securities then Outstanding shall be secured equally and ratably with such Secured Debt; or

                  (B) the Company shall deliver to the Trustee bonds, notes or other evidences of indebtedness secured by the Lien which secures such Secured Debt (hereinafter called "Secured Obligations") (I) in an aggregate principal amount equal to the aggregate principal amount of the Benefitted Securities then Outstanding, (II) maturing (or being subject to mandatory redemption) on such dates and in such principal amounts that, at each Stated Maturity of the Outstanding Benefitted Securities, there shall mature (or be redeemed) Secured Obligations equal in principal amount to the Securities then to mature and (III) containing, in addition to any mandatory redemption provisions applicable to all Secured Obligations outstanding under such Lien and any mandatory redemption provisions contained therein pursuant to clause (II) above, mandatory redemption provisions correlative to the provisions, if any, for the mandatory redemption (pursuant to a sinking fund or otherwise) of the Benefitted Securities or for the redemption thereof at the option of the Holder, as well as a provision for mandatory redemption upon an acceleration of the maturity of all Outstanding Benefitted Securities following an Event of Default (such mandatory redemption to be rescinded upon the rescission of such acceleration); it being expressly understood that such Secured Obligations (X) may, but need not, bear interest, (Y) may, but need not, contain provisions for the redemption thereof at the option of the issuer, any such redemption to be made at a redemption price or prices not less than the principal amount thereof and (Z) shall be held by the Trustee for the benefit of the Holders of all Benefitted Securities from time to time Outstanding subject to such terms and conditions relating to surrender to the Company, transfer restrictions, voting, application of payments of principal and interest and other matters as shall be set forth in an indenture supplemental hereto specifically providing for the delivery to the Trustee of such Secured Obligations.

         (iii) If the Company shall elect either of the alternatives described in clause (c)(ii) above, the Company shall deliver to the Trustee:

                  (A) an indenture supplemental to the Indenture (I) together with appropriate inter-creditor arrangements, whereby all Securities then Outstanding shall be secured by the Lien referred to in clause
         (c)(ii) above equally and ratably with all other indebtedness secured by such Lien or (II) providing for the delivery to the Trustee of Secured Obligations;

                  (B) an Officer's Certificate (I) stating that, to the knowledge of the signer, (1) no Event of Default has occurred and is continuing and (2) no event has occurred and is continuing which entitles the secured party under such Lien to accelerate the maturity of the indebtedness outstanding thereunder and (II) stating the aggregate principal amount of indebtedness issuable, and then proposed to be issued, under and secured by such Lien;

                  (C) an Opinion of Counsel (I) if the Benefitted Securities then Outstanding are to be secured by such Lien, to the effect that all such Securities then Outstanding are entitled to the benefit of such Lien equally and ratably with all other indebtedness outstanding under such Lien or (II) if Secured Obligations are to be delivered to the Trustee, to the effect that such Secured Obligations have been duly issued under such Lien and constitute valid obligations, entitled to the benefit of such Lien equally and ratably with all other indebtedness then outstanding under such Lien.

         (iv) For all purposes of this clause (c), except as otherwise expressly provided or unless the context otherwise requires:

                  "DEBT", with respect to any Person, means (A) indebtedness of such Person for borrowed money evidenced by a bond, debenture, note or other written instrument or agreement by which such Person is obligated to repay such borrowed money and (B) any guaranty by such Person of any such indebtedness of another Person. "Debt" does not include, among other things, (X) indebtedness of such Person under any installment sale or conditional sale agreement or any other agreement relating to indebtedness for the deferred purchase price of property or services,
         (Y) obligations of such Person under any lease agreement (including any lease intended as security), whether or not such obligations are required to be capitalized on the balance sheet of such Person under generally accepted accounting principles, or (Z) liabilities secured by any Lien on any property owned by such Person if and to the extent that such Person has not assumed or otherwise become liable for the payment thereof.

                  "EXCEPTED PROPERTY" means

                  (A) all cash on hand or in banks or other financial institutions, deposit accounts, shares of stock, interests in general or limited partnerships, bonds, notes, other evidences of indebtedness and other securities, of whatsoever kind and nature, not hereafter paid or delivered to, deposited with or held by the Trustee hereunder or required so to be;

                  (B) all contracts, leases, operating agreements and other agreements of whatsoever kind and nature; all contract rights, bills, notes and other instruments and chattel paper (except to the extent that any of the same constitute securities, in which case they are separately excepted from the operation of this clause (w) under clause
         (A) above); all revenues, income and earnings, all accounts, accounts receivable and unbilled revenues, and all rents, tolls, issues, products and profits, claims, credits, demands and judgments; all governmental and other licenses, permits, franchises, consents and allowances; and all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights, claims, credits, choses in action and other intangible property and general intangibles including, but not limited to, computer software;

                  (C) all automobiles, buses, trucks, truck cranes, tractors, trailers and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; all parts, accessories and supplies used in connection with any of the foregoing; and all personal property of such character that the perfection of a security interest therein or other Lien thereon is not governed by the Uniform Commercial Code as in effect in the jurisdiction in which such property is located;

                  (D) all goods, stock in trade, wares, merchandise and inventory held for the purpose of sale or lease in the ordinary course of business; all materials, supplies, inventory and other items of personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of any property of the Company; all fuel, including nuclear fuel, whether or not any such fuel is in a form consumable in the operation of any property of the Company, including separate components of any fuel in the forms in which such components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; all furniture and furnishings; and computers and data processing, data storage, data transmission, telecommunications and other facilities, equipment and apparatus, which, in any case, are used primarily for administrative or clerical purposes or are otherwise not necessary for the operation or maintenance of the facilities, machinery, equipment or fixtures of the Company for (I) the generation, transmission or distribution of electric energy, (II) the transmission, storage or distribution of gas or (III) the appropriation, storage, transmission or distribution of water;

                  (E) all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not such minerals or timber shall have been mined or extracted or otherwise separated from the land; and all electric energy, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by the Company;

                  (F) all real property, leaseholds, gas rights, wells, gathering, tap or other pipe lines, or facilities, equipment or apparatus, in any case used or to be used primarily for the production or gathering of natural gas; and

                  (G) all property which is the subject of a lease agreement designating the Company as lessee and all right, title and interest of the Company in and to such property and in, to and under such lease agreement, whether or not such lease agreement is intended as security.

                  "LIEN" means any mortgage, deed of trust, pledge, security interest, conditional sale or other title retention agreement or any lease in the nature thereof.

                  "PERMITTED SECURED DEBT" means, as of any particular time, any of the following:

                  (A) Secured Debt which matures less than one year from the date of the issuance or incurrence thereof and is not extendible at the option of the issuer; and any refundings, refinancings and/or replacements of any such Secured Debt by or with similar Secured Debt;

                  (B) Secured Debt secured by Purchase Money Liens or any other Liens existing or placed upon property at the time of, or within one hundred eighty (180) days after, the acquisition thereof by the Company, and any refundings, refinancings and/or replacements of any such Secured Debt; provided, however, that no such Purchase Money Lien or other Lien shall extend to or cover any property of the Company other than (I) the property so acquired and improvements, extensions and additions to such property and renewals, replacements and substitutions of or for such property or any part or parts thereof and
         (II) with respect to Purchase Money Liens, other property subsequently acquired by the Company;

                  (C) Secured Debt relating to governmental obligations the interest on which is not included in gross income for purposes of federal income taxation pursuant to Section 103 of the Internal Revenue Code of 1986, as amended (or any successor provision of law), for the purpose of financing or refinancing, in whole or in part, costs of acquisition or construction of property to be used by the Company, to the extent that the Lien which secures such Secured Debt is required either by applicable law or by the issuer of such governmental obligations or is otherwise necessary in order to establish or maintain such exclusion from gross income; and any refundings, refinancings and/or replacements of any such Secured Debt by or with similar Secured Debt;

                  (D) Secured Debt (I) which is related to the construction or acquisition of property not previously owned by the Company or (II) which is related to the financing of a project involving the development or expansion of property of the Company and (III) in either case, the obligee in respect of which has no recourse to the Company or any property of the Company other than the property constructed or acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (or the proceeds of such property or such project); and any refundings, refinancings and/or replacements of any such Secured Debt by or with Secured Debt described in clause
         (III) above;

                  (E)  Secured Debt permitted under clause (c)(ii) above; and

                  (F) in addition to the Permitted Secured Debt described in clauses (A) through (E) above, Secured Debt not otherwise permitted in this clause (c) in an aggregate principal amount not exceeding 10% of the total assets of the Company and its consolidated subsidiaries, as shown on the latest balance sheet of the Company and its consolidated subsidiaries, audited by independent certified public accountants, dated prior to the date of the creation, issuance, incurrence or assumption of such Secured Debt.

                  "PURCHASE MONEY LIEN" means, with respect to any property being acquired by the Company, a Lien on such property which

                  (A) is taken or retained by the transferor of such property to secure all or part of the purchase price thereof;

                  (B) is granted to one or more Persons other than the transferor which, by making advances or incurring an obligation, give value to enable the grantor of such Lien to acquire rights in or the use of such property;

                  (C) is held by a trustee or agent for the benefit of one or more Persons described in clause (A) or (B) above, provided that such Lien may be held, in addition, for the benefit of one or more other Persons which shall have theretofore given, or may thereafter give, value to or for the benefit or account of the grantor of such Lien for one or more other purposes; or

                  (D) otherwise constitutes a purchase money mortgage or a purchase money security interest under applicable law;

         and, without limiting the generality of the foregoing, for purposes of this Indenture, the term Purchase Money Lien shall be deemed to include any Lien described above whether or not such Lien (X) shall permit the issuance or other incurrence of additional indebtedness secured by such Lien on such property, (Y) shall permit the subjection to such Lien of additional property and the issuance or other incurrence of additional indebtedness on the basis thereof and/or (Z) shall have been granted prior to the acquisition of such property, shall attach to or otherwise cover property other than the property being acquired and/or shall secure obligations issued prior and/or subsequent to the issuance of the obligations delivered in connection with such acquisition.

                  "SECURED DEBT", with respect to any Person, means Debt created, issued, incurred or assumed by such Person which is secured by a Lien upon any property (other than Excepted Property) of the Company, real, personal or mixed, of whatever kind or nature and wherever located, whether owned at the date of the initial authentication and delivery of the Notes, or thereafter acquired.


                                  ------------

     IN WITNESS WHEREOF, I have executed this Officer's Certificate this ___ day of ____, 1999.



                                                       _________________________
                                                       Name:
                                                       Title:

                                                         FORM OF FIXED RATE NOTE


                   (See legend at the end of this Security for
                  restrictions on transfer and change of form)


                               AVISTA CORPORATION
                           Medium-Term Notes, Series D


Original Interest Accrual Date:                  Redeemable:  Yes__ No__
Stated Maturity:                                   Initial Redemption Date:
Interest Rate:                                     Initial Redemption Price:
Interest Payment Dates:                            Reduction Percentage:
Regular Record Dates:                              Redemption Limitation Date:
Other Provisions:

                             OID:  Yes__ No__
                             Total Amount of OID (%):
                             Yield to Maturity (%):
                             Initial Accrual
                             Period OID (%):
                             (Constant - Yield Method)

                    This Security is not a Discount Security
              within the meaning of the within-mentioned Indenture.




              ----------------------------------------------------



Principal Amount                                             Registered No.
$                                                            CUSIP




     AVISTA CORPORATION, a corporation organized and existing under the laws of the State of Washington (herein called the "Company," which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to or registered assigns, the principal sum of

                                                                         DOLLARS

on the Stated Maturity specified above, and to pay interest thereon from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates specified above in each year, commencing with the Interest Payment Date next succeeding the Original Interest Accrual Date specified above, and at Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or duly provided for. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business
Day) next preceding such Interest Payment Date. Notwithstanding the foregoing,
(a) if the Original Interest Accrual Date of this Security is after a Regular Record Date and before the corresponding Interest Payment Date, interest so payable for the period from and including the Original Interest Accrual Date to but excluding such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Holder hereof on the related Regular Record Date; and (b) interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in said Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Unpaid Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 15 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of and premium, if any, on this Security and interest hereon at Maturity shall be made upon presentation of this Security at the Corporate Trust Office of The Chase Manhattan Bank in New York, New York, or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest on this Security (other than interest at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, except that (a) if such Person shall be a securities depositary, such payment may be made by such other means in lieu of check, as shall be agreed upon by the Company, the Trustee and such Person and (b) upon the written request of a Holder of not less than $10 million in aggregate principal amount of Securities (as hereinafter defined) of the same series and Tranche delivered to the Company and the Paying Agent at least ten days prior to any Interest Payment Date, payment of interest on such Securities to such Holder on such Interest Payment Date shall be made by wire transfer of immediately available funds to an account maintained within the continental United States specified by such Holder or, if such Holder maintains an account with the entity acting as Paying Agent, by deposit into such account. Payment of the principal of and premium, if any, and interest on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under and equally secured by an Indenture, dated as of April 1, 1998 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), between the Company and The Chase Manhattan Bank, trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated above.

     If any Interest Payment Date, any Redemption Date or the Stated Maturity shall not be a Business Day (as hereinafter defined), payment of the amounts due on this Security on such date may be made on the next succeeding Business Day; and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day.

     If, as specified above, this Security is redeemable, this Security is subject to redemption at any time on or after the Initial Redemption Date specified above, as a whole or in part, at the election of the Company, at the applicable redemption price (as described below) plus accrued interest to the date fixed for redemption. Such redemption price shall be the Initial Redemption Price specified above for the twelve-month period commencing on the Initial Redemption Date and shall decline for the twelve-month period commencing on each anniversary of the Initial Redemption Date by a percentage of principal amount equal to the Reduction Percentage specified above until such redemption price is 100% of the principal amount of this Security to be redeemed.

     Notwithstanding the foregoing, the Company may not, prior to the Redemption Limitation Date, if any, specified above, redeem this Security as contemplated above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an effective interest cost to the Company (calculated in accordance with generally accepted financial practice) less than the effective interest cost to the Company (similarly calculated) of this Security.

     [Insert provisions, if any, for redemption pursuant to a sinking fund or analogous provision or at the option of the Holder.]

     Notice of redemption [(other than at the election of the Holder)] shall be given by mail to Holders of Securities, not less than 30 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the Trustee of money sufficient to pay the principal of and premium, if any, and interest, if any, on this Security on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security.

     In the event of redemption of this Security in part only, a new Security or Securities of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in the Indenture and subject to certain limitations therein set forth, this Security or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and, at the election of the Company, the Company's entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and interest on this Security when due.

     The Indenture contains terms, provisions and conditions relating to the consolidation or merger of the Company with or into, and the conveyance or other transfer, or lease, of assets to, another Person, to the assumption by such other Person, in certain circumstances, of all of the obligations of the Company under the Indenture and on the Securities and to the release and discharge of the Company, in certain circumstances, from such obligation.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the corporate trust office of The Chase Manhattan Bank in New York, New York or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only as registered Securities, without coupons, and in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series and Tranche, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the corporate trust office of The Chase Manhattan Bank in New York, New York or such other office or agency as may be designated by the Company from time to time.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due surrender of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes (subject to Section 307 of the Indenture), whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act shall be applicable .

     As used herein, "Business Day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in The City of New York, New York or other city in which is located any office or agency maintained for the payment of principal, premium, if any, or interest on this Security, are authorized or required by law, regulation or executive order to remain closed. All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

     Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.



                                                     AVISTA CORPORATION



                                                     By:________________________
                                                              [Title]

                          CERTIFICATE OF AUTHENTICATION



     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


Dated:___________________________

      ___________________________        OR      ___________________________

        ___________________________,              ___________________________
               AS TRUSTEE                                 AS TRUSTEE


By:   ___________________________                BY:[                         ],
          Authorized Officer                         AS AUTHENTICATING AGENT


                                                 By:___________________________
                                                       Authorized Officer

     This Security may not be transferred or exchanged, nor may any purported transfer be registered, except (i) this Security may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by Cede & Co., as nominee for The Depository Trust Company (the "Depositary"), to the Depositary, or by the Depositary to another nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor securities depositary or any nominee thereof; and (ii) this Security may be exchanged for definitive Securities registered in the respective names of the beneficial holders hereof, and thereafter shall be transferable without restrictions if: (A) the Depositary, or any successor securities depositary, shall have notified the Company and the Trustee that it is unwilling or unable to continue to act as securities depositary with respect to the Securities and the Trustee shall not have been notified by the Company within ninety (90) days of the identity of a successor securities depositary with respect to the Securities; (B) the Company shall have delivered to the Trustee a Company Order to the effect that the Securities shall be so exchangeable on and after a date specified therein; or (C)(1) an Event of Default shall have occurred and be continuing, (2) the Trustee shall have given notice of such Event of Default pursuant to Section 802 of the Indenture and (3) there shall have been delivered to the Company and the Trustee an Opinion of Counsel to the effect that the interests of the beneficial owners of the Securities in respect thereof will be materially impaired unless such owners become Holders of definitive Securities.

                           ___________________________

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


________________________________________________________________________________
     [please insert social security or other identifying number of assignee]


________________________________________________________________________________
            [please print or typewrite name and address of assignee]



the within Security of AVISTA CORPORATION and does hereby irrevocably constitute and appoint , Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.



Dated:__________________



                         _____________________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever.

                                                      FORM OF FLOATING RATE NOTE


                   (See legend at the end of this Security for
                  restrictions on transfer and change of form)


                               AVISTA CORPORATION
                           Medium-Term Notes, Series D


ORIGINAL INTEREST ACCRUAL DATE:                    MAXIMUM INTEREST RATE:
STATED MATURITY:                                   MINIMUM INTEREST RATE:
INITIAL INTEREST RATE:                             INTEREST PAYMENT PERIOD:
BASE RATE:                                         INTEREST PAYMENT DATES:
 -- CD RATE                                        REGULAR RECORD DATES:
 -- CMT RATE                                       INTEREST RESET PERIOD:
         DESIGNATED CMT MATURITY INDEX:            INTEREST RESET DATES:
         DESIGNATED CMT TELERATE PAGE:             RATE DETERMINATION DATES:
 -- COMMERCIAL PAPER RATE                          INDEX MATURITY:
 -- FEDERAL FUNDS RATE                             SPREAD:      (+ BASIS PTS.)
 -- LIBOR
         REPORTING SERVICE:                        REDEEMABLE:  YES __ NO __
          -- LIBOR REUTERS                           INITIAL REDEMPTION DATE:
          -- LIBOR TELERATE                          INITIAL REDEMPTION PRICE:
         INDEX CURRENCY:                             REDUCTION PERCENTAGE:
 -- PRIME RATE                                       REDEMPTION LIMITATION DATE:
 -- TREASURY RATE                                    OTHER PROVISIONS:

                           OID:  YES__ NO__
                           TOTAL AMOUNT OF OID (%):
                           YIELD TO MATURITY (%):
                           INITIAL ACCRUAL
                           PERIOD OID (%):
                           (CONSTANT - YIELD METHOD)

              ----------------------------------------------------
                    This Security is not a Discount Security
              within the meaning of the within-mentioned Indenture.
              ----------------------------------------------------


Principal Amount                                                Registered No.
$                                                               CUSIP

     AVISTA CORPORATION, a corporation organized and existing under the laws of the State of Washington (herein called the "Company," which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to or registered assigns, the principal sum of

                                                                DOLLARS

on the Stated Maturity specified above, and to pay interest thereon from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly, semi-annually or annually, as specified above for the Interest Payment Period, in arrears on the Interest Payment Dates specified above in each year, commencing with the Interest Payment Date next succeeding the Original Interest Accrual Date specified above, and at Maturity, until the principal hereof is paid or duly provided for. Except as otherwise provided herein, the rate of interest to be so paid shall be the Initial Interest Rate specified above until the first Interest Reset Date specified above following the Original Interest Accrual Date and thereafter a rate determined, in accordance with the provisions hereinafter set forth, by reference to the Base Rate specified above plus or minus the Spread, if any, specified above or multiplied by the Spread Multiplier, if any, specified above. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date. Notwithstanding the foregoing, (a) if the Original Interest Accrual Date of this Security is after a Regular Record Date and before the corresponding Interest Payment Date, interest so payable for the period from and including the Original Interest Accrual Date to but excluding such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Holder hereof on the related Regular Record Date; and (b) interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in said Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Unpaid Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 15 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of and premium, if any, on this Security and interest hereon at Maturity shall be made upon presentation of this Security at the Corporate Trust Office of The Chase Manhattan Bank in New York, New York or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest on this Security (other than interest at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, except that (a) if such Person shall be a securities depositary, such payment may be made by such other means in lieu of check, as shall be agreed upon by the Company, the Trustee and such Person and (b) upon the written request of a Holder of not less than $10 million in aggregate principal amount of Securities (as hereinafter defined) of the same series and Tranche delivered to the Company and the Paying Agent at least ten days prior to any Interest Payment Date, payment of interest on such Securities to such Holder on such Interest Payment Date shall be made by wire transfer of immediately available funds to an account maintained within the continental United States specified by such Holder or, if such Holder maintains an account with the entity acting as Paying Agent, by deposit into such account. Payment of the principal of and premium, if any, and interest on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under and equally secured by an Indenture, dated as of April 1, 1998 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), between the Company and The Chase Manhattan Bank, trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all terms and provisions of the Indenture. This Security is one of the series designated above.

     Interest payments on this Security shall be the amount of interest accrued from and including the last date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Original Interest Accrual Date, to but excluding the next succeeding Interest Payment Date; provided, however, that if the interest rate on this Security is reset daily or weekly as specified on the face hereof for the Interest Reset Period, interest payments shall be the amount of interest accrued from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid, from the Original Interest Accrual Date, to, but excluding, the Regular Record Date next preceding such Interest Payment Date, except that at Maturity the interest payable shall include interest accrued to but excluding the date of Maturity.

     Accrued interest on this Security shall be calculated by multiplying the principal amount of this Security by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors calculated for each day in the Interest Payment Period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day shall be computed by dividing the interest rate applicable to such day by 360 if the Base Rate is the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR or the Prime Rate, as indicated above, or by the actual number of days in the year if the Base Rate is the CMT Rate or the Treasury Rate, as indicated above. For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date shall be the applicable rate as reset on such date. Unless otherwise specified above, all percentages resulting from any calculation of the rate of interest hereon shall be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation shall be rounded to the nearest one-hundredth cent (with .005 of a cent being rounded upward).

     Except as otherwise provided herein, commencing with the first Interest Reset Date specified above following the Original Interest Accrual Date and thereafter upon each succeeding Interest Reset Date specified above, the rate at which interest on this Security is payable shall be reset daily, weekly, monthly, quarterly, semi-annually or annually as specified above for the Interest Reset Period, and such rate, as so reset, shall be effective as of and for the related Interest Reset Date and for the balance of the related Interest Reset Period to but excluding the next succeeding Interest Reset Date. Unless otherwise specified above, the Interest Reset Dates shall be, if the interest rate on this Security resets daily, each Business Day; if the interest rate on this Security (unless the Base Rate is the Treasury Rate) resets weekly, Wednesday of each week; if the Base Rate specified above is the Treasury Rate and resets weekly, Tuesday of each week (except as provided below under "Determination of Treasury Rate"); if the interest rate on this Security resets monthly, the third Wednesday of each month; if the interest rate on this Security resets quarterly, the third Wednesday of March, June, September and December of each year; if the interest rate on this Security resets semi-annually, the third Wednesday of the two months of each year specified above; and if the interest rate on this Security resets annually, the third Wednesday of the month of each year specified above; provided, however, that the interest rate in effect for the ten days immediately prior to Maturity will be that in effect on the tenth day preceding Maturity. If an Interest Reset Date for this Security would otherwise be a day that is not a Business Day (as hereinafter defined), such Interest Reset Date shall be postponed to the next succeeding Business Day, except that, if the Base Rate specified on the face hereof is LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

     Anything herein to the contrary notwithstanding, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above. In addition, the interest rate hereon shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

     Unless otherwise specified above, interest will be payable, if the interest rate on this Security resets daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified above; if the interest rate on this Security resets quarterly, on the third Wednesday of March, June, September and December of each year; if the interest rate on this Security resets semi-annually, on the third Wednesday of the two months of each year specified above; and if the interest rate on this Security resets annually, on the third Wednesday of the month of each year specified above (each such day being an "Interest Payment Date").

     If any Interest Payment Date other than a Redemption Date or the Stated Maturity would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that, if the Base Rate specified above is LIBOR and such next succeeding Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the next preceding Business Day. If a Redemption Date or the Stated Maturity shall not be a Business Day, payment of the amounts due on this Security on such date in respect of principal, premium, if any, and/or interest may be made on the next succeeding Business Day; and if payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Redemption Date or Stated Maturity, as the case may be, to such Business Day.

     The Company will appoint, and enter into an agreement with, an agent (the "Calculation Agent") to calculate the interest rates on floating rate Securities (including this Security). Unless otherwise specified above, The Chase Manhattan Bank shall be the Calculation Agent. All determinations of interest rates by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder hereof.

     Subject to applicable provisions of law and except as otherwise specified herein, on each Interest Reset Date the rate of interest shall be determined in accordance with the provisions of the applicable heading below.

     Determination of CD Rate If the Base Rate specified above is the CD Rate, this Security shall bear interest for each Interest Reset Period at an interest rate calculated with reference to the CD Rate, determined as set forth below, and the Spread or Spread Multiplier, if any, and subject to the Maximum Interest Rate, if any, and the Minimum Interest Rate, if any, specified above.

     The "CD Rate" for each Interest Reset Period shall be determined by the Calculation Agent on the Calculation Date (as hereinafter defined) and shall be
(a) the rate (expressed as a percentage per annum) as of the second Business Day prior to the related Interest Reset Date (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity specified above as published in H.15(519) under the heading "CDs (Secondary Market)", or (b) if such rate is not so published by 9:00 A.M., New York City time, on the Calculation Date, the rate as of such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity specified above as published in Composite Quotations (as hereinafter defined), or (c) if neither of such rates is published by 3:00 P.M., New York City time, on the Calculation Date, the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Determination Date for certificates of deposit in an amount that is representative of a single transaction at that time with a remaining maturity closest to the Index Maturity specified above of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent, in its discretion (after consultation with the Company); provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as described in clause (c) above, the CD Rate for such Interest Reset Period shall be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such previous Interest Reset Period, the rate of interest hereon for such Interest Reset Period shall be the Initial Interest Rate).

     Determination of CMT Rate If the Base Rate specified above is the CMT Rate, this Security shall bear interest for each Interest Reset Period at a rate calculated with reference to the CMT Rate, determined as set forth below, and the Spread or Spread Multiplier, if any, and subject to the Maximum Interest Rate, if any, and the Minimum Interest Rate, if any, specified above.

     The "CMT Rate" for each Interest Reset Period shall be determined by the Calculation Agent on the Calculation Date and shall be the rate (expressed as a percentage per annum) displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities... Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m." under the column for the Designated CMT Maturity Index (as defined below) for (a)(i) if the Designated CMT Telerate Page is 7055, the second Business Day prior to the related Interest Reset Date (a "CMT Rate Determination Date") or (ii) if the Designated CMT Telerate Page is 7052, the week or the month, as applicable, ended immediately preceding the week in which such CMT Rate Determination Date occurs, or (b) if such rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time on the Calculation Date, the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in H.15(519), or (c) if such rate is no longer published or, if not published by 3:00 p.m., New York City time, on the Calculation Date, the Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for such CMT Rate Determination Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519), or (d) if such information is not provided by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate for the CMT Rate Determination Date shall be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Rate Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent, in its discretion (after consultation with the Company), and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year, or (e) if the Calculation Agent cannot obtain three such Treasury notes quotations, a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Rate Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent, in its discretion (after consultation with the Company), and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million, or (f) if three or four (and not five) of such Reference dealers are quoting as described above, the arithmetic mean of the offer prices obtained without the elimination of either the highest or the lowest of such quotes; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described above, the CMT Rate for such Interest Reset Period will be the same as the CMT Rate for the immediately preceding Interest Reset Period (or, if there was no such previous Interest Reset Period, the rate of interest hereon for such Interest Reset Period shall be the Initial Interest
Rate). For purposes of clause (e) in the first sentence of this paragraph, if two Treasury notes have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity shall be used.

     "Designated CMT Maturity Index" shall be the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified above with respect to which the CMT Rate will be calculated. If no such maturity is specified above, the Designated CMT Maturity Index shall be 2 years.

     "Designated CMT Telerate Page" means the display on the Dow Jones Market service (formerly known as the Dow Jones Telerate Service) on the page specified above (or any other page as may replace such page on that service, or any successor service, for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified above, the page shall be 7052, for the most recent week.

     Determination of Commercial Paper Rate If the Base Rate specified above is the Commercial Paper Rate, this Security shall bear interest for each Interest Reset Period at a rate calculated with reference to the Commercial Paper Rate, determined as set forth below, and the Spread or Spread Multiplier, if any, and subject to the Maximum Interest Rate, if any, and the Minimum Interest Rate, if any, specified above.

     The "Commercial Paper Rate" for each Interest Reset Period shall be determined by the Calculation Agent on the Calculation Date and shall be (a) the Money Market Yield (as hereinafter defined) as of the second Business Day prior to the related Interest Reset Date (a "Commercial Paper Rate Determination Date") of the rate (expressed as a percentage per annum) for commercial paper having the Index Maturity specified above, as such rate shall be published in H.15(519) (as hereinafter defined) under the heading "Commercial Paper - Nonfinancial", or (b) if such rate is not so published prior to 9:00 a.m., New York City time, on the Calculation Date, the Money Market Yield as of such Commercial Paper Rate Determination Date of the rate for commercial paper of the Index Maturity as published in Composite Quotations (as hereinafter defined) under the heading "Commercial Paper", or (c) if none of such rates is published by 3:00 p.m., New York City time, on the Calculation Date, the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date, of three leading dealers in commercial paper in The City of New York selected by the Calculation Agent, in its discretion (after consultation with the Company), for commercial paper of the Index Maturity placed for a nonfinancial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers selected as aforesaid are not quoting offered rates as described in clause (c) above, the Commercial Paper Rate for such Interest Reset Period shall be deemed to be the same as the Commercial Paper Rate for the preceding Interest Reset Period (or, if there was no such previous Interest Reset Period, the rate of interest hereon for such Interest Reset Period shall be the Initial Interest Rate).

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                  Money Market Yield =     D x 360     x 100
                                             360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Index Maturity specified above.

     Determination of Federal Funds Rate If the Base Rate specified above is the Federal Funds Rate, this Security shall bear interest for each Interest Reset Period at a rate calculated with reference to the Federal Funds Rate, determined as set forth below, and the Spread or Spread Multiplier, if any, and subject to the Maximum Interest Rate, if any, and the Minimum Interest Rate, if any, specified above.

     The "Federal Funds Rate" for each Interest Reset Period shall be determined by the Calculation Agent on the Calculation Date and shall be (a) the rate (expressed as a percentage per annum) as of the second Business Day prior to the related Interest Reset Date (a "Federal Funds Rate Determination Date") for Federal funds as published in H.15(519) under the heading "Federal Funds (Effective)", or (b) if such rate is not so published by 9:00 A.M., New York City time, on the Calculation Date, the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate", or (c) if neither of such rates is published by 3:00 P.M., New York City time, on the Calculation Date, the arithmetic mean of the rates for the last transaction in overnight Federal funds as of 11:00 A.M., New York City time, on such Federal Funds Rate Determination Date arranged by three leading brokers in Federal Funds transactions in The City of New York selected by the Calculation Agent, in its discretion (after consultation with the Company); provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as described in clause (c) above, the Federal Funds Rate for such Interest Reset Period shall be the same as the Federal Funds Rate for the immediately preceding Interest Reset Period (or, if there was no such previous Interest Reset Period, the rate of interest hereon for such Interest Reset Period shall be the Initial Interest Rate).

     Determination of LIBOR If the Base Rate specified above is LIBOR, this Security shall bear interest for each Interest Reset Period at a rate calculated with reference to LIBOR, determined as set forth below, and the Spread or Spread Multiplier, if any, and subject to the Maximum Interest Rate, if any, and the Minimum Interest Rate, if any, specified above.

     "LIBOR" for each Interest Reset Period shall be determined by the Calculation Agent and shall be:

                  (a)(i) if "LIBOR Reuters" is specified above as the Reporting Service, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as hereinafter defined) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency specified above in the London interbank market, for the period of the Index Maturity specified above commencing on the related Interest Reset Date for such Interest Reset Period, which appear or appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on the second London Banking Day (as hereinafter defined) prior to such Interest Reset Date (a "LIBOR Determination Date"), or (ii) if "LIBOR Telerate" is specified above as the Reporting Service, the rate for deposits in the Index Currency, for the period of the Index Maturity commencing on such Interest Reset Date (or, if the pound sterling is the Index Currency, commencing on the LIBOR Determination Date) that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date;

                  (b) with respect to a LIBOR Determination Date on which fewer than two offered rates appear (if "LIBOR Reuters" is specified above as the Reporting Service and calculation of LIBOR is based on the arithmetic mean of the offered rates) or on which no rate appears (if the Reporting Service specified above is either (x) "LIBOR Reuters" and the Designated LIBOR Page by its terms provides only for a single rate or (y) "LIBOR Telerate"), the Calculation Agent shall request the principal London office of each of four major reference banks in the London interbank market selected by the Calculation Agent, in its discretion (after consultation with the Company), to provide the Calculation Agent with its offered quotations for deposits in the Index Currency, for the period of the Index Maturity commencing on the Interest Reset Date (or, if the pound sterling is the Index Currency, commencing on the LIBOR Determination Date) for such Interest Reset Period and in a principal amount equal to an amount of not less than U.S.$1 million (or the equivalent amount in the Index Currency) that is representative of a single transaction in the Index Currency in such market at such time, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date; if at least two such quotations are provided, LIBOR, in respect of such LIBOR Determination Date, shall be the arithmetic mean of such quotations;

                  (c) if fewer than two such quotations are so provided, LIBOR in respect of such LIBOR Determination Date shall be the arithmetic mean of the rates quoted by three major banks in the applicable Principal Financial Center for the country of the Index Currency on such LIBOR Determination Date selected by the Calculation Agent, in its discretion (after consultation with the Company), at approximately 11:00 a.m. on such LIBOR Determination Date, for loans in the Index Currency to leading European banks, for the period of the Index Maturity commencing on the Interest Reset Date (or, if the pound sterling is the Index Currency, commencing on the LIBOR Determination
         Date) for such Interest Reset Period and in a principal amount of not less than U.S.$1 million (or the equivalent amount in the Index Currency) that is representative of a single transaction in the Index Currency in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting rates described in this clause (c), LIBOR for such Interest Reset Period shall be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such previous Interest Reset Period, the rate of interest hereon for such Interest Reset Period shall be the Initial Interest Rate).

         "Designated LIBOR Page" means (x) if "LIBOR Reuters" is specified above as the Reporting Service, the display on the Reuters monitor money rates service (or any successor service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (y) if "LIBOR Telerate" is specified above as the Reporting Service, the display on the Dow Jones Market service (formerly known as the Dow Jones Telerate Service), or any successor service, for the purpose of displaying the London interbank rates of major banks for the Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified above as the Reporting Service, LIBOR shall be determined as if LIBOR Telerate Page 3750 had been specified.

     "Index Currency" means the currency (including any composite currency) so specified above. If no such currency is so specified above, "Index Currency" means U.S. dollars.

     "LIBOR Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Market service (formerly known as the Dow Jones Telerate Service), or such other page as may replace Page 3750 on such service or such other successor service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits.

     "Principal Financial Center" will be, for purposes of clause (c) above, the principal financial center of the country of the specified Index Currency, which generally will be the capital city of such country, except that with respect to U.S. Dollars, Deutsche Marks and Euros, the Principal Financial Center shall be the City of New York, Frankfurt or Brussels, as the case may be.

     Determination of Prime Rate If the Base Rate specified above is the Prime Rate, this Security shall bear interest for each Interest Rest Period at a rate calculated with reference to the Prime Rate, determined as set forth below, and the Spread or Spread Multiplier, if any, and subject to the Maximum Interest Rate, if any, and the Minimum Interest Rate, if any, specified above.

     The "Prime Rate" for each Interest Reset Period shall be determined by the Calculation Agent on the Calculation Date and shall be (a) the rate (expressed as a percentage per annum) as of the second Business Day prior to the related Interest Reset Date (a "Prime Rate Determination Date") set forth in H.15(519) opposite the caption "Bank Prime Loan", or (b) if such rate is not so published prior to 3:00 p.m., New York City time, on the Calculation Date, the arithmetic mean of the rates publicly announced by each bank named on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect on such Prime Rate Determination Date as quoted on the Reuters Screen USPRIME1 Page on such Prime Rate Determination Date or (c) if fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Determination Date, the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Determination Date by at least two of three major money center banks in The City of New York selected by the Calculation Agent, in its discretion (after consultation with the Company), from which quotations are requested; provided, however, that if fewer than two such prime rates are so quoted by major money center banks as aforesaid, there shall be included in the group of rates whose arithmetic mean is to be so determined the prime rates or base lending rates, as of such Prime Rate Determination Date, of that number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent, in its discretion (after consultation with the Company), which, when added to the number of rates provided by major money center banks as aforesaid, shall equal two.

     If in any calendar month the Prime Rate is not published in H.15(519) and the banks or trust companies selected as aforesaid are not quoting as described in the preceding paragraph, the "Prime Rate" for the applicable Interest Reset Period shall be Prime Rate for the immediately preceding Interest Reset Period (or, if there was no such previous Interest Reset Period, the rate of interest hereon for such Interest Reset Period shall be the Initial Interest Rate).

     "Reuters Screen USPRIME1 Page" means the display designated as Page "USPRIME1" on the Reuters monitor money rates service (or such other page as may replace the USPRIME1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

     Determination of Treasury Rate If the Base Rate specified above is the Treasury Rate, this Security shall bear interest for each Interest Reset Period at a rate calculated with reference to the Treasury Rate, determined as set forth below, and the Spread or Spread Multiplier, if any, and subject to the Maximum Interest Rate, if any, and the Minimum Interest Rate, if any, specified above.

     The "Treasury Rate" for each Interest Reset Period shall be determined by the Calculation Agent on the Calculation Date and shall be (a) the rate (expressed as a percentage per annum) for the auction held on the Treasury Rate Determination Date (as hereinafter defined) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified above, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities - Treasury bills - auction average (investment)", or (b) if such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of Treasury, or (c) if the results of the auction of Treasury bills having such Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on the Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, in its discretion (after consultations with the Company), for the issue of Treasury bills with a remaining maturity closest to such Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as described in clause (c) above, then the "Treasury Rate" for such Interest Reset Period shall be deemed to be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such previous Interest Reset Period, the rate of interest hereon for such Interest Reset Period shall be the Initial Interest Rate).

     The "Treasury Rate Determination Date" for each Interest Reset Period shall be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. (As of the Original Interest Accrual Date, Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday.) If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday shall be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

     If, as specified above, this Security is redeemable, this Security is subject to redemption at any time on or after the Initial Redemption Date specified above, as a whole or in part, at the election of the Company, at the applicable redemption price (as described below) plus accrued interest to the date fixed for redemption. Such redemption price shall be the Initial Redemption Price specified above for the twelve-month period commencing on the Initial Redemption Date and shall decline for the twelve-month period commencing on each anniversary of the Initial Redemption Date by a percentage of principal amount equal to the Reduction Percentage specified above until such redemption price is 100% of the principal amount of this Security to be redeemed.

     Notwithstanding the foregoing, the Company may not, prior to the Redemption Limitation Date, if any, specified above, redeem this Security as contemplated above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an effective interest cost to the Company (calculated in accordance with generally accepted financial practice) less than the effective interest cost to the Company (similarly calculated) of this Security.

     [Insert provisions, if any, for redemption pursuant to a sinking fund or analogous provision or at the option of the Holder.]

     Notice of redemption [(other than at the election of the Holder)] shall be given by mail to Holders of Securities, not less than 30 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the Trustee of money sufficient to pay the principal of and premium, if any, and interest, if any, on this Security on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security.

     In the event of redemption of this Security in part only, a new Security or Securities of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in the Indenture and subject to certain limitations therein set forth, this Security or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and, at the election of the Company, the Company's entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and interest on this Security when due.

     The Indenture contains terms, provisions and conditions relating to the consolidation or merger of the Company with or into, and the conveyance or other transfer, or lease, of assets to, another Person, to the assumption by such other Person, in certain circumstances, of all of the obligations of the Company under the Indenture and on the Securities and to the release and discharge of the Company, in certain circumstances, from such obligation.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the corporate trust office of The Chase Manhattan Bank in New York, New York or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only as registered Securities, without coupons, and in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series and Tranche, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the corporate trust office of The Chase Manhattan Bank in New York, New York or such other office or agency as may be designated by the Company from time to time.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due surrender of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes (subject to Section 307 of the Indenture), whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act shall be applicable.

         As used herein,

         (1) "Business Day" means any day, other than a Saturday or Sunday, which is (a) not a day on which banking institutions or trust companies in The City of New York, New York or other city in which is located any office or agency maintained for the payment of principal of or premium, if any, or interest on this Security, are authorized or required by law, regulation or executive order to remain closed and (b) if the Base Rate specified above is LIBOR, a London Banking Day. "London Banking Day" means any day on which dealings in deposits in the Index Currency, if any, specified above are transacted in the London Interbank market;

         (2) "Calculation Date", with respect to a Rate Determination Date, means the earlier of (a) the tenth calendar day after such Rate Determination Date, or, if such day is not a Business Day, the next succeeding Business Day, and (b) the Business Day next preceding the related Interest Payment Date or the Maturity Date, as the case may be;

         (3) "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities," or any successor release, published by the Federal Reserve Bank of New York;

         (4) "H.15(519)" means the publication entitled "Statistical Release H.15(519)," Selected Interest Rates, or any successor publication, published by the Board of Governors of the Federal Reserve System; and

         (5) "Rate Determination Date" means, as applicable, a "CD Rate Determination Date", a "CMT Rate Determination Date", a "Commercial Paper Rate Determination Date", a "Federal Funds Rate Determination Date", a "LIBOR Determination Date", a "Prime Rate Determination Date" or a "Treasury Rate Determination Date".

All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

     Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                    AVISTA CORPORATION


                                    By:_________________________________________
                                    [Title]


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


Dated:___________________________

      ___________________________         OR         __________________________

      ___________________________,                   ________________________,
               AS TRUSTEE                                     AS TRUSTEE


By: ___________________________                     BY:[                      ],
         Authorized Officer                             AS AUTHENTICATING AGENT


                                                    By:_________________________
                                                          Authorized Officer

     This Security may not be transferred or exchanged, nor may any purported transfer be registered, except (i) this Security may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by Cede & Co., as nominee for The Depository Trust Company (the "Depositary"), to the Depositary, or by the Depositary to another nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor securities depositary or any nominee thereof; and (ii) this Security may be exchanged for definitive Securities registered in the respective names of the beneficial holders hereof, and thereafter shall be transferable without restrictions if: (A) the Depositary, or any successor securities depositary, shall have notified the Company and the Trustee that it is unwilling or unable to continue to act as securities depositary with respect to the Securities and the Trustee shall not have been notified by the Company within ninety (90) days of the identity of a successor securities depositary with respect to the Securities; (B) the Company shall have delivered to the Trustee a Company Order to the effect that the Securities shall be so exchangeable on and after a date specified therein; or (C)(1) an Event of Default shall have occurred and be continuing, (2) the Trustee shall have given notice of such Event of Default pursuant to Section 802 of the Indenture and (3) there shall have been delivered to the Company and the Trustee an Opinion of Counsel to the effect that the interests of the beneficial owners of the Securities in respect thereof will be materially impaired unless such owners become Holders of definitive Securities.

                          ___________________________



     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


________________________________________________________________________________
     [please insert social security or other identifying number of assignee]


________________________________________________________________________________
            [please print or typewrite name and address of assignee]




the within Security of AVISTA CORPORATION and does hereby irrevocably constitute and appoint , Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.



Dated:___________________________



                          ___________________________


Notice: The signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever.